Exhibit 99.1

For further information contact Richard L. Park Local Financial Corporation 405-841-2298	May 20, 2004

REVISED: LOCAL FINANCIAL CORPORATION
SHAREHOLDERS APPROVE MERGER

Oklahoma City, Oklahoma — May 20, 2004-Local Financial Corporation (Nasdaq: LFIN) today announced that its shareholders approved the merger agreement between LFIN and International Bancshares Corporation (Nasdaq: IBOC) at yesterday’s Annual Meeting of LFIN Shareholders. The merger is expected to become effective after the close of business on June 18, 2004.

LFIN is the $2.9 billion parent company of Local Oklahoma Bank, which provides a full range of commercial and personal banking services at 52 locations across Oklahoma. Its primary markets include Oklahoma’s largest population and business centers: Oklahoma City, Tulsa and Lawton, as well as cities from Miami in the northeastern corner of the state, to Elk City in the west and Ardmore in southern Oklahoma.

Forward-Looking Statements and Other Notices

This document and other written material and statements management may make may contain forward-looking information, the occurrence of which involve certain risks, uncertainties, assumptions and other factors which could materially affect future results. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, LFIN’s results could differ materially from LFIN’s expectations in these statements. LFIN does not assume any obligation and does not intend to update these forward-looking statements. For further information, please see LFIN’s reports filed with the Securities and Exchange Commission (SEC) pursuant to the Securities Exchange Act of 1934, which are available on the SEC Web site at www.sec.gov.

In connection with the proposed transaction, IBOC and LFIN have filed a proxy statement-prospectus with the SEC. Investors and security holders are advised to read the proxy statement-prospectus because it contains important information. Investors and security holders may obtain a free copy of the proxy statement-prospectus and other documents filed by IBOC and LFIN with the SEC at the SEC’s Web site at http://www.sec.gov.

In addition, requests for documents relating to IBOC and LFIN should be directed as follows:

LFIN:
Local Financial Corporation
3601 N.W. 63rd Street
Oklahoma City, Oklahoma 73116
Attn: Richard L. Park, Chief Financial Officer, 405-841-2298

IBOC:
International Bancshares Corporation
P.O. Box 1359
1200 San Bernardo
Laredo, Texas 78040
Attn: Eliza Gonzalez, First Vice President-IBC Bank, 956-722-7611